UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2026

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2026, CEL-SCI Corporation, a Colorado corporation (the “Company”), entered into a Placement Agency Agreement with ThinkEquity LLC (the “Placement Agent”) relating to the sale and issuance of 6,000,000 shares of the Company’s common stock, at an offering price of $1.20 per share (the “Shares”).

The offering closed on May 13, 2026. The gross proceeds from the offering were $7,200,000 before deducting Placement Agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the continued development of Multikine, for general corporate purposes, and working capital.

The securities were offered and sold by the Company pursuant to the Company’s effective registration statement on Form S-1 (Registration No. 333-295168) which was declared effective by the Securities Exchange and Commission (the “SEC”) on May 11, 2026, and the final prospectus dated May 11, 2026.

Pursuant to the terms of the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the offering and to reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $150,000. The Company further agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for a period of 30 days from May 13, 2026, subject to certain exceptions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, for a period of 45 days from May 11, 2026.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The foregoing description of the Placement Agency Agreement is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, a copy of which was filed herewith as Exhibit 1 to the Company’s Registration Statement on Form S-1, filed on Apil 17, 2026, as amended on May 1, 2026 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On May 11, 2026, the Company issued a press release announcing the pricing of the offering, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 13, 2026, the Company issued a press release announcing the closing of the offering. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 8.01, including Exhibit 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Forward-Looking Statements

Certain of the statements made in this Current Report on Form 8-K are forward looking. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 29, 2025, and other filings made by the Company with the SEC, all of which can be obtained on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 11, 2026

99.2	Press Release dated May 13, 2026

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2026

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

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